EXHIBIT 99.2

Report of Independent Accountants

To the Board of Directors and Stockholders of

Automated Merchant Services, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Automated Merchant Services, Inc. at December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

Miami, Florida October 1, 2003

EXHIBIT 99.2

Automated Merchant Services, Inc.

Balance Sheet

December 31, 2002

Assets:

Cash	$86,165
Accounts Receivable	114,945
Other assets	2,607

Total assets	$203,717

Liabilities and stockholders’ equity

Accrued expenses	64,288

Total liabilities	64,288

Capital Stock	500
Retained Earnings	138,929

Total stockholder’s equity	139,429

Total liabilities and stockholder’s equity	$203,717

See accompanying notes to these financial statements.

Automated Merchant Services, Inc.

Statement of Income

For the year ended December 31, 2002

Net revenues	$2,367,197
Cost of goods sold	46,746

Gross profit	2,320,451

General and administrative expenses:
Commissions	680,953
Payroll and taxes	361,312
Professional fees	15,846
Rent	23,243
Advertising	22,043
Automobile	26,165
Office	94,771
Other	58,193

1,282,526

Operating income	1,037,925

Other expenses:
Interest Income	(629)
Interest expense	2,752

Total other	2,123

Net Income	$1,035,802

See accompanying notes to these financial statements.

Automated Merchant Services, Inc.

Statement of Stockholders’ Equity

For the year ended December 31, 2002

Stockholders’ Equity — December 31, 2001	$357,129
Distributions	(1,253,502)
Net income	1,035,802

Stockholders’ Equity — December 31, 2002	$139,429

The accompanying notes are an integral part of the financial statements.

Automated Merchant Services, Inc.

Statement of Cash Flows

For the year ended December 31, 2002

Cash flows from operating activities:
Net income	1,035,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,676
Other non cash charges	11,568
Decrease in accounts receivable	90,946
Write-down of customer deposits	(48,525)
Decrease in accrued expenses	(1,828)

Net cash provided by operating activities	1,089,639

Cash flows from financing activities:
Distributions to shareholders	(1,253,502)

Net cash used in financing activities	(1,253,502)

Net decrease in cash & cash equivalents	(163,863)

Cash & cash equivalents - beginning of year	250,028
Cash & cash equivalents - end of year	86,165

See accompanying notes to these financial statements.

1. Description of the Business and Summary of Significant Accounting Policies

Automated Merchant Services, Inc. (“AMS” or the “Company”) was organized in 1987. AMS processes credit card transactions for approximately 2,100 merchants with 2,700 active locations. The Company provides a full range of transaction processing related services, including check guarantee and operates five sales and service offices throughout Florida. The Company has processing relationships with a number of service providers, and own the actual merchant contracts and/or the residual stream.

Cash and Cash Equivalents

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The Company may at times have bank balances in excess of amounts covered by FDIC insurance. The Company believes that it mitigates this risk by depositing cash balances with high quality financial institutions that it believes are financially sound.

Revenue Recognition

The Company recognizes revenue on a monthly basis, as earned from processing transactions. Equipment sales and application fee income is recognized when the equipment is installed or when the application is completed, respectively.

Accounts Receivable

Accounts receivable are primarily comprised of amounts due from the Company’s clearing and settlement banks from revenue earned, net of related interchange and bank processing fees, on transactions processed during the month ending on the balance sheet date. Such balances are typically received from the clearing and settlement banks within 20 days following the end of the month.

Advertising

Advertising costs are expensed as incurred and aggregated $22,043 for the period ended December 31, 2002.

Income Taxes

No Federal, state or local income taxes have been provided at the Company level since the partners are individually liable for the taxes on their share of the Company’s income.

Use of Estimates

These statements have been prepared in conformity with accounting principles generally accepted in the United States of America and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. On an ongoing basis, management reviews its estimates, including those related to allowances for accounts receivable, merchant reserves, and accrued expenses. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Fair Value of Financial Instruments

The carrying values of accrued expenses approximate fair value because of the short- term maturity of these instruments.

2. New Accounting Pronouncements

In April 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of an “underlying” to conform it to the language used in FASB Interpretation No. 45, “Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” and amends certain other existing pronouncements. The adoption of SFAS 149 did not have a material impact on the Company’s financial position or results of operations.

In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, which requires certain financial instruments that were previously presented on the consolidated balance sheets as equity or temporary equity to be presented as liabilities. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. Statement No. 150 is generally effective for financial instruments entered into or modified after May 31, 2003 and for the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company’s financial position or results of operations.

3. Commitments and Contingencies

The Company leases office space in Florida, expiring August 31, 2004.

As of December 31, 2002, future minimum rentals required under non-cancelable leases (exclusive of renewals) are

Year Ended
December 31, 2003	$25,062
December 31, 2004	17,256

$42,318

Rent expense for the year ended December 31, 2002 was $23,243.

4. Subsequent Event

As of August 7, 2003, the Company was acquired by Newtek Business Services, Inc., a publicly traded company. All of the outstanding common stock was exchanged for $2.7 million, comprised of $1.5 million in cash and a $1.2 million seller-financed note payable.

In connection with the acquisition of the Company by Newtek Business Services, Inc., an employment and consulting agreement were entered into with the former shareholders of Automated Merchant Services Inc.

Mr. Martin Blank’s employment agreement, dated as of August 7, 2003, provides for Mr. Blank to serve as an employee for a one year period expiring on August 7, 2004 for a base salary of $75,000, and entitled to a bonus, approved by the Board of Directors. The employment agreement may be terminated after 90 days from commencement date by either Mr. Blank or Newtek Business Services, Inc., by giving 30 days written notice.

Mr. Michael Rothman’s consulting agreement, dated as of August 7, 2003, provides for Mr. Rothman to receive a stipend of $500 for each day worked at the request of the company, on an “as-needed” basis. The term of the agreement is for a one year period, expiring on August 7, 2004.